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                                                                   EXHIBIT 10.47

                     MUTUAL COMMITMENT TO BUILD AND TO LEASE

        This Mutual Commitment to Build and to Sub-Lease is executed this 5th day of June, 1998, between Engineering Development Laboratories, Inc. (EDL), an Ohio for profit corporation; UES, Inc. (UES), an Ohio for profit corporation; and Beavercreek Enterprises (Beavercreek), an Ohio general partnership. The parties covenants and agree as follows:

        1. Beavercreek is the owner of certain premises located at 4401 Dayton-Xenia Road, Beavercreek, Ohio.

        2. UES  leases  said   premises   from   Beavercreek,   and   sub-leases
           approximately 9,350 square feet of said premises to EDL, identified as a portion of Building No. 3.

        3. EDL desires an additional approximately 4,000 square feet leased space. Beavercreek agrees to construct certain additions to provide said additional space, and UES agrees to lease said addition from Beavercreek and to sub-lease 6,800 square feet to EDL.

        4. To effectuate the foregoing, the following agreements are agreed to and ratified:

           a. Beavercreek will construct an addition of approximately 13,600 square feet to Building No. 3 for partial use by EDL (per agreed to specifications of EDL and STL).

           b. EDL will continue their current sub-lease with UES, and hereby ratifies and confirms the existing sub-lease.

           c. At the time EDL takes occupancy of the new addition, the present lease by UES, and sub-lease by EDL, shall terminate and be replaced by a new lease which shall include approximately 6,532 square feet of the present space, plus approximately 6,800 square feet of the new addition, or 13,332 square feet in total.

           d. The terms and conditions of the present lease and sub-lease shall be incorporated in the new lease and sub-lease; if janitorial is added the lease rate will be increased by $.50/sq. ft.

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           e. If the merger of Paravant,  STL and  EDL  does not take place, EDL will be committed to year one of the agreement. Year two and following will be renegotiated.

        The new lease will be for five years with an option for an additional three years at a 2% escalation. The lease rate for the first five years is as follows:

               Year           $/Month
               ----           -------
               1              $10,938

               2              $12,665

               3              $14,449

               4              $14,738

               5              $15,032


                                   Engineering Development Laboratories, Inc.
                                   (EDL)

                                    --------------------------------------------
                                    By /s/James Clifford
                                       James Clifford, its President

                                    UES, Inc.

                                    --------------------------------------------
                                    By /s/Krishan K. Joshi
                                       Krishan K. Joshi, its President

                                    Beavercreek Enterprises

                                    --------------------------------------------
                                    By /s/Krishan K. Joshi
                                       Krishan K. Joshi, General Partner



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